UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2013

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Blvd. St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (314) 725-4477
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 18, 2013, Bankers Reserve Life Insurance Company of Wisconsin, Inc. d.b.a. Superior HealthPlan Network, a subsidiary of Centene Corporation, received executed Amendment E (Version 2.5) to the Texas Health and Human Services Commission Uniform Managed Care Contract (the "Amendment") from the Texas Health and Human Services Commission. The amendment, among other things, establishes a composite net capitation rate increase of approximately 2.9% related to the Medicaid Rural Service Area business, as well as a nominal increase in the remainder of the business in Texas.  This increase covers the period from September 1, 2012 through August 31, 2013 and will be recorded during June through August 2013.

The foregoing description does not purport to be a complete statement of the parties' rights and obligations under the Amendment.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date:	June 19, 2013	By:	/s/ William N. Scheffel
William N. Scheffel Executive Vice President & Chief Financial Officer